Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Monday, April 28, 2008	Becky Cahn (952) 703-4590

DONALDSON ANNOUNCES NEW OFFICER ASSIGNMENTS

William I. Vann, Vice President, Operations, Mexico and Latin America

to retire at end of fiscal year

MINNEAPOLIS (April 28, 2008) — Donaldson Company, Inc. (NYSE: DCI) announced today that William I. Vann, Vice President, NAFTA Operations, Mexico and Latin America, will retire at the end of fiscal 2008. Bill, 62, joined Donaldson in 1967.

Over the span of his career at Donaldson, he has been a key contributor to the growth of the Company. Vann’s roles included Plant Superintendent at Grinnell, Iowa; Plant Manager at Donaldson’s Chillicothe, Missouri, Dixon, Illinois and Nicholasville, Kentucky plants; Director of Filter System Products; and General Manager, Dust Collection. In 2004, he was promoted to Vice President.

In addition, the Company’s Board of Directors has made the following officer appointments effective at the beginning of fiscal 2009:

•	Lowell F. Schwab, 59, will become the Senior Vice President, Global Operations, Mexico and Latin America. Lowell is currently Senior Vice President, Engine Systems and Parts.

•	Jay L. Ward, 43, is promoted to Senior Vice President, Engine Systems and Parts. Jay is currently Vice President, Europe and Middle East.

•	Tod E. Carpenter, 48, will become Vice President, Europe and Middle East. Tod is currently Vice President, Global Industrial Filtration Solutions.

“Over the last year, we have consistently communicated our strategic plans to grow Donaldson to $3 billion in revenues in 2011 and $5 billion in 2016,” said Bill Cook, Chairman, CEO and President. “One of the key factors necessary to achieve these objectives is to grow and strengthen our global organization. Today’s officer announcements reflect the importance of strong, global approaches to our business. In addition, each of these officers has clearly demonstrated their leadership capabilities and their ability to deliver results.

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Donaldson Company, Inc.

April 28, 2008

“I’d like to especially thank and congratulate Bill Vann for his devoted service and contributions to Donaldson Company. He possesses a broad and deep knowledge of our business and has been a valuable member of my senior team. He is renowned for his dedication to Donaldson, his ‘can do’ philosophy and energy, and his relentless results orientation. In addition to his track record of successes, he has built a solid Operations staff that positions us very well for the future.”

About Donaldson Company

Donaldson is a leading worldwide provider of air and liquid filtration systems and replacement parts that improve people’s lives, enhance our Customers’ equipment performance and protect our environment. We are a technology-driven company committed to satisfying our Customers’ needs for diesel engine equipment and industrial filtration solutions through innovative research and development, superior technology, and global presence. Our almost 13,000 employees contribute to the company’s success by supporting our Customers at more than 100 sales, manufacturing, and distribution locations around the world.

Donaldson is a member of the S&P MidCap 400 and Russell 1000 indices, and our shares trade on the NYSE under the symbol DCI. Additional information is available at www.donaldson.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is making this cautionary statement in connection with such safe harbor legislation. This announcement contains forward-looking statements, including forecasts, plans, and projections relating to our business and financial performance, which involve uncertainties that could materially impact results.

The company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to risks associated with: currency fluctuations, commodity prices, world economic factors, political factors, the company’s international operations, highly competitive markets, governmental laws and regulations, the implementation of our new warehouse management system in our U.S. distribution center, and other factors included in our Annual and Quarterly Reports. We undertake no obligation to publicly update or revise any forward-looking statements.

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